EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Classic Bancshares, Inc.
Ashland, Kentucky

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09385, and 333-09409 and 333-43481) of our report dated
May 29, 1998, relating to the consolidated financial statements of Classic Bancshares, Inc. and subsidiaries as of March 31, 1998 and 1997 and for each of the years in the three-year period ended March 31, 1998, which report appears in the Annual Report on Form 10-KSB of Classic Bancshares, Inc. for the fiscal year ended March 31, 1998.





                                       /s/ SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.


June 22, 1998
Ashland, Kentucky